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                                                                    Exhibit 99.2

                                  DETACH CARD
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                            DURCO INTERNATIONAL INC.
                            3100 RESEARCH BOULEVARD
                               DAYTON, OHIO 45420

                                     PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DURCO
                               INTERNATIONAL INC.

The undersigned hereby appoints William M. Jordan and Hugh K. Coble, and each of them with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Durco International Inc. ("Durco") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Durco to be held on July 22, 1997 at 2:00 P.M., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders dated June 19, 1997 and the Durco and BW/IP, Inc. ("BW/IP") Joint Proxy Statement/Prospectus dated June 19, 1997 and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                          (CONTINUED ON REVERSE SIDE)
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                                  DETACH CARD
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PROXY NO.                                                              SHARES
           THE DURCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                      FOR EACH OF THE FOLLOWING PROPOSALS:

1. To approve the issuance of shares of Durco common stock in accordance with the terms of the Agreement and Plan of Merger, dated as of May 6, 1997, by and among Durco, Bruin Acquisition Corp. and BW/IP.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. To adopt an amendment to Durco's Restated Certificate of Incorporation, as amended, to change the corporate name to Flowserve Corporation.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. To adopt an amendment to Durco's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Durco common stock to 120,000,000.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX [ ]
                                                   Dated               , 1997
                                                   Please sign name exactly as
                                                   imprinted (do not print). If
                                                   shares are held jointly, EACH
                                                   holder should sign.
                                                   Executors, administrators,
                                                   trustees, guardians and
                                                   others signing in a
                                                   representative capacity
                                                   should indicate the capacity
                                                   in which they sign. An
                                                   authorized officer may sign
                                                   on behalf of a corporation
                                                   and should indicate the name
                                                   of the corporation and his or
                                                   her capacity.

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                                                   Signature

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                                                   Signature if held jointly
                                                   Please indicate any changes
                                                   in address below.

               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.